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                                                                    Exhibit 23.2





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports dated March 10, 1997, relating to the financial statements of AntiVirals Inc. and to all references to our firm included in Amendment No. 3 to Registration Statement (No. 333-20513) of AntiVirals Inc.


                                                  ARTHUR ANDERSEN LLP


Portland, Oregon
  May 27, 1997